Exhibit (j)(1)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment to Registration Statement No. 333-160595 on Form N-1A of our reports dated February 14, 2025, relating to the financial statements and financial highlights of Schwab 1-5 Year Corporate Bond ETF, Schwab 5-10 Year Corporate Bond ETF, Schwab U.S. Aggregate Bond ETF, Schwab U.S. TIPS ETF, Schwab Short-Term U.S. Treasury ETF, Schwab Intermediate-Term U.S. Treasury ETF, Schwab Long-Term U.S. Treasury ETF, Schwab Municipal Bond ETF, and the Schwab Ultra-Short Income ETF each a fund of Schwab Strategic Trust (the “Trust”), appearing in the Annual Reports on Form N-CSR of the Trust for the year ended December 31, 2024, and to the references to us under the headings “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” and “Portfolio Holdings Disclosure” in the Statements of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP

Denver, Colorado

April 24, 2025